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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Wentworth Energy, Inc. of our report dated April 23, 2007, except for Notes 21 which is dated November 14, 2007, relating to our audit of the consolidated financial statements of Wentworth Energy, Inc. as of December 31, 2006 and for the year ended December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.

        We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Wentworth Energy, Inc. of our report dated April 23, 2007 relating to our audit of the financial statements of Barnico Drilling, Inc. as of June 30, 2006 and December 31, 2005 and for the six months ended June 30, 2006 and the year ended December 31, 2005, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Hein & Associates LLP
Dallas, Texas
February 11, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm